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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 30, 1999





                               TELXON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                    0-11402                    74-1666060
(STATE OR OTHER JURISDICTION        (COMMISSION                (IRS EMPLOYER
     OF INCORPORATION)              FILE NUMBER)            IDENTIFICATION NO.)

                   3330 WEST MARKET STREET, AKRON, OHIO 44333
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

         ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE: (330) 664-1000

                                 Not applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)





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ITEM 5.  OTHER EVENTS.

          On August 30, 1999, Telxon Corporation (the "Company" or the "Registrant") issued a press release announcing the closing of its new $100 million senior secured credit facility with Foothill Capital Corporation, with which it has refinanced the indebtedness owed under its predecessor revolving credit facility and separate business purpose revolving promissory note. A copy of the press release discussing the above and certain related matters, as well as of the Loan and Security Agreement relating to the new credit facility discussed in the press release, are included as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c) Exhibits.

                  10.3.3 Loan and Security Agreement, dated as of August 26, 1999, by and between the Registrant, the Lenders party thereto, and Foothill Capital Corporation, as Agent.

                  99 Press Release issued by the Registrant on August 30, 1999.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 TELXON CORPORATION



Date:  September 3, 1999                         By: /s/ Woody M. McGee
                                                     ------------------
                                                     Woody M. McGee
                                                     Vice President,
                                                       Chief Financial Officer



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                                INDEX TO EXHIBITS

              10.3.3 Loan and Security Agreement, dated as of August 26, 1999, by and between the Registrant, the Lenders party thereto, and Foothill Capital Corporation, as Agent.

              99 Press Release issued by the Registrant on August 30, 1999.